UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2018

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386	26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000 Atlanta, GA 30308
(Address of principal executive offices, including zip code)
(888) 798-5802
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 3, 2018 and May 7, 2018, respectively, Cardlytics, Inc. (the “Company”) entered into a Master Agreement and Schedule #1 to the Master Agreement (collectively, the “Agreement”) with JPMorgan Chase Bank, National Association (“JPMC”), pursuant to which the Company has agreed to a national roll-out of Cardlytics Direct to JPMC customers. Under the Agreement, the Company will provide JPMC with access to Cardlytics Direct for an initial term beginning on the date Cardlytics Direct is made generally available to JPMC's customers and ending seven years from that date. JPMC may terminate the Agreement at any time upon 90 days’ written notice. The Company will share billings that it generates from the sale of advertising within the JPMC digital channels with JPMC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	May 7, 2018	By:	/s/ David Evans
David Evans
Chief Financial Officer (Principal Financial and Accounting Officer)